Exhibit 10.11(a)

Agility Robotics, Inc.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, each capitalized term used in this Stock Option Award Agreement (this “Agreement”) shall have the meaning given such term in the Amended and Restated Agility Robotics, Inc. 2015 Equity Incentive Plan (as the same may be amended or restated from time to time, the “Plan”).

ARTICLE I

Notice of Option Grant

Participant’s Name: As described in Carta

The Committee has authorized and approved the grant of an Award to the Participant of an Option to purchase shares of Common Stock, subject to the terms and conditions set forth in the Plan and this Agreement, as follows:

Date of Grant	As described in Carta
Exercise Price Per Share	As described in Carta
Number of shares of Common Stock (the “Shares”) Granted	As described in Carta
Type of Shares	Common Stock
Type of Option	As described in Carta
Term/Expiration Date	As described in Carta
Vesting Schedule	As described in Carta
Termination Period	As described in Carta

ARTICLE II

Agreement

Section 1. Grant of Option. The Committee hereby grants to the Participant named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (an “ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Code Section 422, this Option shall be treated as a Nonqualified Stock Option (an “NSO”).

Section 2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in ARTICLE I. Notice of Stock Option Grant and with the applicable provisions of the Plan and this Agreement.

Section 3. Method of Exercise.

Section 3(a). Notice of Exercise. The Optionee or, in the case of the Optionee’s death or Disability, the Optionee’s representative may exercise all or any part of the vested portion of the Option by delivering to the Company at its principal office a written notice of exercise in the form attached as Exhibit A or any other form that the Committee may permit (such notice, a “Notice of Exercise”). The Notice of Exercise will be signed by the person exercising the Option. In the event that the Option is being exercised by the Optionee’s representative, the Notice of Exercise will be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option. The Optionee or the Optionee’s representative will deliver to the Committee, at the time of giving the Notice of Exercise, payment in a form permissible under Section 4 for the aggregate amount of the Exercise Price and applicable withholding taxes as provided below.

Section 3(b). Issuance of Shares. After all requirements with respect to the exercise of the Option have been satisfied, the Committee will cause to be issued the Shares as to which the Option has been exercised (or, in the Committee’s discretion, in un-certificated form, upon the books of the Company’s transfer agent), registered in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). Neither the Company nor the Committee will be liable to the Optionee or any other Person for damages relating to any delays in issuing the Shares or any mistakes or errors in the issuance of the Shares.

Section 3(c). Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)	cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of Company;

(b)	delivery of shares of Common Stock previously issued to Optionee and held by Optionee for a period of at least SIX (6) months prior to the date of exercise of the Option, and having a fair market value in an amount equal to the aggregate Exercise Price;

(c)	via cashless exercise as set forth in Section 2.08(c) of the Plan; or

(d)	by a combination of the foregoing methods.

Section 4. Withholding. Notwithstanding any provisions of the Plan or this Agreement to the contrary, whenever shares of Common Stock are to be issued to the Optionee, the Optionee shall also remit to the Company (or, in the case of an exercise pursuant to Section 4(b) the Company shall have the right to withhold) an amount sufficient to satisfy federal, state, and local withholding requirements prior to delivery of any certificate for shares. If an Optionee makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either TWO (2) years after the Option was granted or ONE (1) year after its exercise by the Optionee, the Optionee shall promptly notify the Company in accordance with Section 8(d) of this Agreement and the Company shall have the right to require the Optionee to pay the Company an amount sufficient to satisfy federal, state, and local tax withholding requirements, if any.

Section 5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

Section 6. Term of Option. This Option may be exercised only within the term set out in ARTICLE I, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

Section 7. The Company’s Right of Repurchase.

Section 7(a). Repurchase Events. The following events shall each constitute a “Repurchase Event”:

(1)	the termination of the Optionee’s employment with the Company for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon the death, disability, retirement, discharge, or resignation for any reason, whether voluntarily or involuntarily;

(2)	the Optionee’s bankruptcy, which, for purposes of hereof, shall mean: (A) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee; or (B) the Optionee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Optionee’s assets, which involuntary petition or assignment or attachment is not discharged within SIXTY (60) days after its date; or

(3)	the Optionee being subject to a transfer of this Option or the Shares issued upon exercise of this Option by operation of law (including by divorce, even if not insolvent), except by reason of death.

Section 7(b). Right of Repurchase. The Company shall have the right (the “Repurchase Right”) upon the occurrence of any Repurchase Event to repurchase from the Optionee (or any Permitted Transferee) some or all (as determined by the Company in its sole discretion) of the Shares previously or subsequently acquired by the Optionee (or any Permitted Transferee) upon the exercise of this Option in accordance with the terms hereof (the “Issued Shares”), at the price per share specified below. The Repurchase Right may be exercised by Company within the later of: (i) SIX (6) months following the date of such Repurchase Event; or (ii) SEVEN (7) months after the exercise of this Option (the “Repurchase Period”). The Company shall exercise the Repurchase Right by giving the Optionee (or respective Permitted Transferee) written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right and, together with such notice, tendering to the Optionee (or respective Permitted Transferee) an amount equal to the lesser of (the “Repurchase Price”):

(1)	the Fair Market Value (as defined in the Plan) of the Issued Shares with such value measured as of the date of repurchase of the Issued Shares, or

(2)	the Exercise Price in the event that the Repurchase Event arises from a termination of employment with the Company for Cause.

The Company may assign the Repurchase Right to one or more Persons. Upon such notification, the Optionee (or respective Permitted Transferee) shall promptly surrender to the Company any certificates representing the Issued Shares being purchased, together with a duly executed stock power for the transfer of such Issued Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s or assignees’ receipt of the certificates from the Optionee (or respective Permitted Transferee), the Company or its assignee or assignees shall deliver to the Optionee a check for the Repurchase Price of the Issued Shares being purchased; provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owned by the Optionee to the Company. At such time, the Optionee or any holder of the Issued Shares shall deliver to the Company the certificate or certificates representing the Issued Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances.

Section 8. Escrow. The Company may hold any Issued Shares in escrow together with separate stock powers executed by the Optionee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares. The Company shall not dispose of the Issued Shares except as otherwise provided herein. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Optionee (and any Permitted Transferee), as the Optionee’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof. Without limitation of any other provision of the Plan or this Option or other rights, in the event that the Optionee, any Permitted Transferees, or any other Person is required to sell the Optionee’s Issued Shares pursuant to the provisions of this Section 8 and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent accounting firm, as agent or trustee, or in escrow, for the Optionee, any Permitted Transferee, or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Optionee as provided above. Upon any such deposit or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Issued Shares to be sold pursuant to the provisions of this Section 8, such Issued Shares shall at such time be deemed to have been sold, assigned, transferred, and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

Section 9. Termination. The Repurchase Right shall terminate upon the closing of the Company’s IPO as a result of which shares of the Company (or any successor entity) of the same class as the Issued Shares are registered under Section 12 of the Exchange Act (and the rules and regulations thereunder), and publicly traded on NASDAQ/NMS or any national security exchange.

Section 10. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

Section 11. Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

Section 12. Exercise of NSO. There may be a regular federal income tax liability upon the exercise of a Nonqualified Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

Section 13. Disposition of Shares. In the case of an NSO, if Shares are held for at least ONE (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and at least TWO (2) years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within ONE (1) year after exercise or TWO (2) years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

Section 14. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date TWO (2) years after the Date of Grant, or (2) the date ONE (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

Section 15. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is subject to and shall be interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

Section 16. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, NON-EMPLOYEE DIRECTOR, OR CONSULTANT, AS THE CASE MAY BE, AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION, OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

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IN WITNESS WHEREOF, the Company and the Optionee have executed this Stock Option Award Agreement as of the Date of Grant.

COMPANY

By:

Name:

Title:

OPTIONEE

[Name]

Exhibit A

Notice of Exercise

Agility Robotics, Inc.
4698 Truax Dr SE
Salem, OR 97317
Attention: General Counsel

Date of Exercise: _________________

Ladies & Gentlemen:

1.	Exercise of Option. This constitutes notice to Agility Robotics, Inc. (the “Company”) that, pursuant to my Amended and Restated Agility Robotics, Inc. 2015 Equity Incentive Plan Stock Option Award Agreement, dated [DATE OF GRANT] (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below. Capitalized terms used and not otherwise defined in this notice will have the meanings ascribed to those terms in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the Option.

Number of Shares as to which Option is exercised (“Optioned Shares”):

Shares to be issued in name of:

Date of Grant:

Total Purchase Price:

2.	Delivery of Payment. With this notice, I hereby deliver to the Company the full exercise price of the Optioned Shares and any and all Withheld Taxes due in connection with the exercise of my Option, subject to satisfaction of the Purchase Price and any and all Withheld Taxes in any other manner consistent with the Award Agreement and the Plan.

3.	Rights as Stockholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that, until the issuance of the Optioned Shares (or, in the Committee’s discretion, in un-certificated form, upon the books of the Company’s transfer agent) and my satisfaction of any other conditions imposed by the Committee pursuant to the Plan or as set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of my Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

4.	Interpretation. Any dispute regarding the interpretation of this notice will be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee will be final and binding on all parties.

5.	Entire Agreement. The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference and, together with this notice, constitute the entire agreement of the parties with respect to the subject matter of this notice.

Very truly yours,

Signature:

Name:

Address:

Social Security Number: